--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report: December 30, 1999 (Date of earliest event reported)


                            Phelps Dodge Corporation
             (Exact name of registrant as specified in its charter)



         New York                           1-82                  13-1808503
(State or other jurisdiction        (Commission File          (I.R.S. Employer
      of incorporation)                   Number)            Identification No.)


                2600 North Central Avenue, Phoenix, AZ 85004-3089
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (602) 234-8100


                                 Not Applicable
              (Former name or former address, if changed since last
                                    report.)

           This Amendment is being filed to provide the unaudited pro forma combined financial information required by Item 7(c) of Form 8-K which was not filed with the Registrant's Current Reports on Form 8-K filed on October 22, 1999 and December 2, 1999.

Item 7.    Financial Statements and Exhibits.

           (a)  Financial Statements of Business Acquired.

                Previously reported.

           (b)  Pro Forma Financial Statements.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Financial Information is derived from the historical consolidated financial statements of Phelps Dodge Corporation ("Phelps Dodge") and Cyprus Amax Minerals Company ("Cyprus Amax"). The Unaudited Pro Forma Combined Financial Information is prepared using the purchase method of accounting, with Phelps Dodge treated as the acquirer and as if the transaction had been completed as of January 1, 1998, for statement of operations purposes, and on September 30, 1999, for balance sheet purposes.

     The Unaudited Pro Forma Combined Financial Information is based upon the historical financial statements of Phelps Dodge and Cyprus Amax adjusted to give effect to the business combination. The pro forma assumptions and adjustments are described in the accompanying notes presented on the following pages. The assumptions and related pro forma adjustments have been developed from information from the December 31, 1998 Form 10-K filings and September 30, 1999, Form 10-Q filings of Cyprus Amax and Phelps Dodge, the June 30, 1999 Form 8-K filing of Cyprus Amax, the Agreement and Plan of Merger among Phelps Dodge, CAV Corporation and Cyprus Amax dated September 30, 1999 (the "Cyprus Merger Agreement") and other records of Cyprus Amax. Such pro forma adjustments have been included only to the extent known and reasonably available.

     Phelps Dodge agreed to combine its business with Cyprus Amax pursuant to the Cyprus Merger Agreement. Upon the October 15, 1999 expiration of the Phelps Dodge offer to acquire Cyprus Amax common shares, approximately 81.5 million, or 89.6%, of the Cyprus Amax common shares outstanding were purchased by Phelps Dodge. At a Special Meeting of shareholders on December 2, 1999 (the "Special Meeting"), shareholders representing a majority of outstanding common shares of Cyprus Amax voted to approve and adopt the Cyprus Merger Agreement. Following the Special Meeting, Cyprus Amax merged with and into CAV Corporation, and each outstanding Cyprus Amax common share (other than those owned by Phelps Dodge, Cyprus Amax or their respective subsidiaries) was converted into the right to receive 0.3500 Phelps Dodge common shares. Consequently, Phelps Dodge has deposited with an exchange agent sufficient of its common shares to effect the acquisition at the exchange ratio of 0.3500 shares of Phelps Dodge common stock for each Cyprus Amax common share. Accordingly, the Unaudited Pro Forma Combined Financial Information reflects the purchase by Phelps Dodge of all outstanding Cyprus Amax common shares.

     Phelps Dodge has not fully completed purchase accounting procedures and integration planning. Such procedures and planning may provide Phelps Dodge with additional information that could materially affect the purchase price allocation and, accordingly, certain assumptions and pro forma adjustments. Identified factors which may have a significant impact on the basis and results of the combination are described in Note 2 of the accompanying notes to the Unaudited Pro Forma Combined Balance Sheet and Combined Statements of Operations.

     The Unaudited Pro Forma Combined Financial Information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Phelps Dodge would have been had the acquisition of Cyprus Amax occurred on the date assumed, nor is it necessarily indicative of future consolidated operating results or financial position.

     The Unaudited Pro Forma Combined Financial Information does not include the realization of cost savings from operating synergies or other restructurings resulting from the transaction. Also, the Unaudited Pro Forma Combined Financial Information does not reflect the impact of any potential sale of acquired assets. However, subsequent to the acquisition of 89.6% of Cyprus Amax by Phelps Dodge, Cyprus Amax sold its approximately 30% interest in Kinross Gold Corporation ("Kinross") for net cash proceeds of $233 million.
The Unaudited Pro Forma Combined Financial Information does not reflect the sale. In addition, Phelps Dodge is in the process of assessing, formulating and implementing integration plans, which are expected to include employee separations, exiting from certain acquired activities and other restructuring actions. The final result of these plans could result in material revisions to the estimated liabilities and purchase price allocations reflected in the Unaudited Pro Forma Combined Financial Information.

This Unaudited Pro Forma Combined Financial Information should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Phelps Dodge and Cyprus Amax which were filed with the December 31, 1998 Form 10-K filings and September 30, 1999 Form 10-Q filings of Phelps Dodge and Cyprus Amax and the June 30, 1999 Form 8-K filing of Cyprus Amax. You should not rely on the Unaudited Pro Forma Combined Financial Information as an indication of the consolidated results of operations or financial position that would have been achieved if the business combination had taken place earlier or of the consolidated results of operations or financial position of Phelps Dodge after the completion of such transaction.

                            PHELPS DODGE CORPORATION

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     PHELPS DODGE AND CYPRUS AMAX COMBINED
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                  (UNAUDITED)
              (AMOUNTS IN MILLIONS, EXCEPT PER SHARE INFORMATION)

                                                   HISTORICAL
                                           --------------------------    PRO FORMA    PRO FORMA
                                           PHELPS DODGE   CYPRUS AMAX   ADJUSTMENTS   COMBINED
                                           ------------   -----------   -----------   ---------
Sales and other operating revenues.......     $2,097          869            --         2,966
                                              ------         ----          ----         -----
Operating costs and expenses
  Cost of products sold..................      1,653          646            --         2,299
  Depreciation, depletion
     and amortization....................        213          153            38(I)        404

  Selling and general administrative
     expense.............................         90          139           (86)(A)       143
  Exploration and research expense.......         33           11            --            44
  Non-recurring charges and provision for
     asset dispositions..................         84           --            86 (A)       170
                                              ------         ----          ----         -----
                                               2,073          949            38         3,060
                                              ------         ----          ----         -----
Operating income (loss)..................         24          (80)          (38)          (94)
  Interest expense.......................        (68)        (102)           --          (170)
  Capitalized interest...................         --            4            --             4
  Miscellaneous income and
     expense, net........................         (4)          22            --            18
                                              ------         ----          ----         -----
Income (loss) before taxes, minority
  interests and equity in net earnings of
  affiliated companies...................        (48)        (156)          (38)         (242)
  Provision for taxes on income..........          1           34            12(J)         47

  Minority interests in consolidated
     subsidiaries........................         --           (1)           --            (1)
  Equity in net earnings (losses) of
     affiliated companies................          5          (28)           --           (23)
                                              ------         ----          ----         -----
Income (loss) from continuing
  operations.............................        (42)        (151)          (26)         (219)
  Preferred stock dividends..............         --          (14)           14(E)         --
                                              ------         ----          ----         -----
Income (loss) from continuing operations
  applicable to common shares............     $  (42)        (165)          (12)         (219)
                                              ======         ====          ====         =====
Net earnings (loss) per share
  Basic..................................     $(0.72)                                   (2.80)
  Diluted................................     $(0.72)                                   (2.80)
Weighted average shares outstanding
  Basic..................................       57.8                                     78.3
  Diluted................................       57.8                                     78.3

                            PHELPS DODGE CORPORATION

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     PHELPS DODGE AND CYPRUS AMAX COMBINED
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)
              (AMOUNTS IN MILLIONS, EXCEPT PER SHARE INFORMATION)

                                                HISTORICAL
                                        ---------------------------     PRO FORMA     PRO FORMA
                                        PHELPS DODGE    CYPRUS AMAX    ADJUSTMENTS    COMBINED
                                        ------------    -----------    -----------    ---------
Sales and other operating revenues....     $3,064          1,661          (218)(A)      4,507
                                           ------          -----          ----          -----
Operating costs and expenses
Cost of products sold.................      2,361          1,087           (42)(A)      3,406
  Depreciation, depletion and
     amortization.....................        293            255            (7)(A)
                                                                            56 (I)        597
  Selling and general administrative
     expense..........................        123            105            (4)(A)        224
  Exploration and research expense....         55             44            --             99
  Non-recurring charges and provision
     for asset dispositions..........        (191)           118          (154)(A)       (227)
                                           ------          -----          ----          -----
                                            2,641          1,609          (151)         4,099
                                           ------          -----          ----          -----
Operating income (loss)...............        423             52           (67)           408
  Interest expense....................        (97)          (157)           --           (254)
  Capitalized interest................          2              1            --              3
  Miscellaneous income and expense,
     net..............................          9             17            --             26
                                           ------          -----          ----          -----
Income (loss) before taxes, minority
  interests and equity in net earnings
  of affiliated companies.............        337            (87)          (67)           183
  Provision for taxes on income.......       (134)             5            21 (J)       (108)
  Minority interests in consolidated
     subsidiaries.....................         (8)             1            --             (7)
  Equity in net earnings (losses) of
     affiliated companies.............         (4)           (53)           --            (57)
                                           ------          -----          ----          -----
Income (loss) from continuing
  operations..........................        191           (134)          (46)            11
  Preferred stock dividends...........         --            (19)           19 (E)         --
                                           ------           -----          ----         -----
Income (loss) from continuing
  operations applicable to common
  shares..............................     $  191            (153)          (27)           11
                                           ======           =====          ====         =====
Net earnings (loss) per share
  Basic...............................     $ 3.28                                        0.14
  Diluted.............................     $ 3.26                                        0.14
Weighted average shares outstanding
  Basic...............................       58.2                                        78.7
  Diluted.............................       58.5                                        79.1

                            PHELPS DODGE CORPORATION

                        PRO FORMA COMBINED BALANCE SHEET
                     PHELPS DODGE AND CYPRUS AMAX COMBINED
                               SEPTEMBER 30, 1999
                                  (UNAUDITED)
                             (AMOUNTS IN MILLIONS)

                                                        HISTORICAL
                                                --------------------------    PRO FORMA    PRO FORMA
                                                PHELPS DODGE   CYPRUS AMAX   ADJUSTMENTS   COMBINED
                                                ------------   -----------   -----------   ---------
ASSETS
Cash and cash equivalents.....................    $   165           845           (25)(C)
                                                                                 (693)(B)
                                                                                  (30)(B)       262
  Accounts receivable, net....................        408            91            --           499
  Inventories.................................        269           246            30 (D)       545
  Supplies....................................        105            55            --           160
  Prepaid expenses............................         17            73           (42)(A)        48
  Assets held for sale........................         --            --           233 (A)       233
  Deferred income taxes.......................         49             2            (2)(J)        49
                                                  -------       -------       -------       -------
    Current assets............................      1,013         1,312          (529)        1,796
  Investments and long-term accounts
  receivable................................           92           317          (233)(A)
                                                                                   92 (A)
                                                                                  (16)(D)       252
  Property, plant and equipment, net..........      3,455         2,543            54 (A)
                                                                                  391 (D)     6,443
  Other assets and deferred charges...........        329           175           (54)(A)
                                                                                  119 (J)
                                                                                  (92)(A)
                                                                                   42 (A)
                                                                                   30 (B)       549
                                                  -------       -------       -------       -------
         Total Assets.........................    $ 4,889         4,347          (196)        9,040
                                                  =======       =======       =======       =======

LIABILITIES
  Short-term debt.............................    $   230             7           205(E)        442
  Current portion of long-term debt...........         55            76            --           131
  Accounts payable and accrued expenses.......        467           277           147(F)        891
  Dividends payable...........................         --             5            --             5
  Accrued income taxes........................          3            38            --            41
                                                  -------       -------       -------       -------
    Current liabilities.......................        755           403           352         1,510

  Long-term debt..............................        806         1,532           (15)(D)     2,323
  Deferred income taxes.......................        500             4           180(J)        684
  Other liabilities and deferred credits......        373           410           119(D)
                                                                                    7(F)        909
                                                  -------       -------       -------       -------
                                                    2,434         2,349           643         5,426
                                                  -------       -------       -------       -------
Minority interests in consolidated
  subsidiaries................................         78            21            --            99
                                                  -------       -------       -------       -------
Shareholders' equity
  Common shares...............................         362            1           (1)(H)
                                                                                    3(E)
                                                                                  125(G)        490

  Treasury shares.............................          --          (79)           79(A)         --
  Preferred shares............................          --            5            (1)(E)
                                                                                   (4)(E)        --
  Capital in excess of par value..............           6        2,911           (79)(A)
                                                        --                     (2,832)(H)
                                                                                   24(E)
                                                        --                        971(G)
                                                                                   15(B)      1,016
  Retained earnings...........................       2,213         (847)          847(H)      2,213
  Accumulated other comprehensive income
    (loss)....................................       (197)           --            --          (197)
  Other.......................................         (7)          (14)           14(H)         (7)
                                                  -------       -------       -------       -------
         Total Shareholders' Equity...........      2,377         1,977          (839)        3,515
                                                  -------       -------       -------       -------
         Total Liabilities and Shareholders'
           Equity.............................   $  4,889         4,347          (196)        9,040
                                                  =======       =======       =======       =======

                  COMBINATION OF PHELPS DODGE AND CYPRUS AMAX

                        NOTES TO THE UNAUDITED PRO FORMA
                         COMBINED FINANCIAL INFORMATION

1.  BASIS OF PRESENTATION

     The Unaudited Pro Forma Combined Financial Information has been derived from historical consolidated financial statements of Phelps Dodge and Cyprus Amax. See Phelps Dodge "Unaudited Pro Forma Combined Financial Information" on page 3 of this filing.


     Phelps Dodge has not fully completed purchase accounting procedures and integration planning. Such procedures and planning may provide Phelps Dodge with additional information that could materially affect purchase price allocations and accordingly certain assumptions and pro forma adjustments. Pro forma adjustments have been included only to the extent that definitive information to determine or reasonably estimate appropriate adjustments has been available. Additional information may exist that could materially affect the assumptions and related pro forma adjustments.

2.  THE OFFER

     Phelps Dodge agreed to a business combination with Cyprus Amax pursuant to the Cyprus Merger Agreement through an offering to exchange all the issued and outstanding Cyprus Amax common shares for a combination of Phelps Dodge common shares and cash.

     Phelps Dodge offered to exchange $7.61176875 net in cash plus 0.2203 shares of Phelps Dodge common stock for each outstanding share of Cyprus Amax common stock, on a fully prorated basis. Cyprus Amax shareholders had the right to elect to receive either $20.54 in cash or 0.3500 shares of Phelps Dodge common stock for each Cyprus Amax common share that was validly tendered and not properly withdrawn, subject, in each case, to proration if the stock portion or the cash portion of the offer was oversubscribed. Upon the October 15, 1999 expiration of the Phelps Dodge offer, approximately 81.5 million, or 89.6%, of the Cyprus Amax common shares outstanding were purchased by Phelps Dodge. Shareholders of Cyprus Amax at a Special Meeting on December 2, 1999 approved and adopted the Cyprus Merger Agreement. Following the Special Meeting, Cyprus Amax merged with and into CAV Corporation, and each outstanding Cyprus Amax common share (other than those owned by Phelps Dodge, Cyprus Amax or their respective subsidiaries) was converted into the right to receive
0.3500 Phelps Dodge common shares.


     The funds for the cash consideration in connection with the exchange of Cyprus Amax common shares were obtained from cash on hand and from a bridge financing revolving credit facility with Citibank, N.A. for borrowings of $650 million, terminating on January 31, 2000 and at a variable interest rate which approximated 6% on October 15, 1999. Phelps Dodge repaid the borrowings.

     The transaction will be accounted for under the purchase method. The purchase price for the business combination is estimated as follows (dollars in millions and shares in thousands except per share data):


Cyprus Amax common shares outstanding on October 15,1999....    90,867
Exchange offer ratio of Phelps Dodge common shares for each
Cyprus Amax common share on a fully prorated basis..........    0.2203
                                                                ------
  Phelps Dodge common shares to be issued...................                20,018
Preferred stock converted to Cyprus Amax common shares......     1,431
Cyprus Amax common shares issued after October 15, 1999.....        61
                                                                ------
  Sub-total.................................................     1,492
Merger exchange ratio of Phelps Dodge common shares for
each Cyprus Amax common share converted on December 2, 1999.    0.3500
                                                                ------
  Phelps Dodge common shares to be issued ..................                   522
                                                                          --------
                                                                            20,540
Fair value of each Phelps Dodge common share issued to
  effect the merger based on the average of closing market
  prices for a reasonable period before and after September
  30, 1999, the date of the Cyprus Merger Agreement.........                $54.70
                                                                          ========
Fair value of Phelps Dodge common shares issued, comprising
  par value of $128 ($6.25 per share) and capital in excess
  of par of $995............................................                $1,123
Cash Consideration of $7.61176875 for each Cyprus Amax
  common share and cash exchanged for fractional shares.....                   693
Estimated fair value of Cyprus Amax outstanding options.....                    15
Estimated transaction costs.................................                    25
                                                                          --------
Purchase price..............................................              $  1,856
                                                                          ========



                  COMBINATION OF PHELPS DODGE AND CYPRUS AMAX

                        NOTES TO THE UNAUDITED PRO FORMA
                 COMBINED FINANCIAL INFORMATION -- (CONTINUED)

3.  PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

     The following assumptions and related pro forma adjustments give effect to the business combination of Phelps Dodge and Cyprus Amax as if such combination occurred on January 1, 1998, for the Unaudited Pro Forma Combined Statements of Operations for the nine-month interim period ended September 30, 1999, and for the year ended December 31, 1998, and on September 30, 1999, for the Unaudited Pro Forma Combined Balance Sheet.

     The Unaudited Pro Forma Combined Financial Information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Phelps Dodge would have been had the business combination with Cyprus Amax occurred on the respective dates assumed, nor is it necessarily indicative of future consolidated operating results or financial position.

     Future cash cost savings are not recognized in this Unaudited Pro Forma Combined Financial Information. Non-recurring items related to 1998 and the nine-month interim period ended September 30, 1999 are included.

          (A) Reclassifications have been made to the Cyprus Amax historical consolidated financial information to conform to Phelps Dodge's presentation. The historical financial information of Cyprus Amax excludes the results of operations and assets of its discontinued Coal segment. Cyprus Amax's historical financial information for the year ended December 31, 1998, also has been adjusted to exclude the identifiable results of recurring operations of its Lithium segment which was sold in October 1998.

                                BALANCE SHEET        NINE MONTHS        YEAR ENDED
                               AT SEPTEMBER 30,         ENDED          DECEMBER 31,
                                     1999         SEPTEMBER 30, 1999       1998
                               ----------------   ------------------   ------------
                                                 (IN $ MILLIONS)
 Reclassification adjustments:
   Treasury shares............         79
   Capital in excess of par
      value...................        (79)
   Property, plant and
      equipment (water rights)         54
   Other assets and deferred
      charges ................        (54)
   Assets held for sale
      (Kinross) ..............        233
   Investments and long-term
      receivables ............       (233)
   Investments and long-term
      receivable (cost
      investments and long-
      term receivables) ......         92
   Other assets and deferred
      charges ................        (92)
   Prepaid expenses ..........        (42)
   Other assets and deferred
      charges (classification
      of non-current assets) .         42
Reclassification of merger
 termination and legal
 settlement:
   Selling, general and
      administrative ........                          (86)
   Non-recurring charges and
      provision for asset
      dispositions ..........                           86
Elimination of identifiable
 recurring results from
 sold Lithium segment:
   Sales and other operating
      revenues ...............                                              (64)
   Cost of products sold .....                                              (42)
   Depreciation, depletion
      and amortization
      expense ................                                               (7)
   Selling and general
      administrative
      expense ................                                               (4)
Reclassification of gain on
 sale of Lithium segment:
Sales and other revenues ...                                               (154)
   Non-recurring charges and
      provisions for asset
      dispositions ...........                                              154

                  COMBINATION OF PHELPS DODGE AND CYPRUS AMAX

                        NOTES TO THE UNAUDITED PRO FORMA
                 COMBINED FINANCIAL INFORMATION -- (CONTINUED)


          (B) This pro forma adjustment represents payment of the cash component of the purchase price of $693 million, the estimated fair value of Cyprus Amax outstanding stock options of $15 million and the funding by Cyprus Amax of certain change of control settlements and benefits of $72 million.

          (C) Phelps Dodge estimates it will incur approximately $25 million of transaction costs, consisting primarily of investment bankers, attorneys and accountant fees, and financial printing and other charges.


          (D) The business combination will be accounted for using the purchase method in accordance with generally accepted accounting principles. Accordingly, the assets and liabilities of Cyprus Amax will be recorded at their estimated fair values.

          Phelps Dodge has not fully completed purchase accounting procedures and integration planning necessary to determine the fair value of Cyprus Amax assets or liabilities or to identify unknown liabilities or obligations. Pro forma adjustments to allocate the purchase price have been recorded in the Unaudited Pro Forma Combined Financial Information on the basis of fair values assessed for the assets and liabilities by management with support of independent valuations. Because fair value information for certain capital assets and any possible identifiable intangible assets is incomplete, the estimated excess of the purchase price over the historical net book values (as amended) of Cyprus Amax's assets acquired has been allocated as an increase to its combined net property, plant and equipment.

          Additionally, Phelps Dodge believes that cost savings will be realized upon the consolidation and integration of Cyprus Amax. Phelps Dodge is developing formal plans for combining the operations and the integration is proceeding. However, additional liabilities beyond those reflected in the pro forma adjustments, may be incurred in connection with the business combination and any ultimate restructuring. Accordingly, the allocation of the purchase price may differ materially from the amounts assumed in the Unaudited Pro Forma Combined Financial Information. Phelps Dodge management believes that, with the exception of the final estimation of fair values for certain capital assets and any possible identifiable intangible assets or goodwill, changes to the pro forma adjustments for the allocation of the purchase price should not be material to the Unaudited Pro Forma Combined Financial Information.

          Adjustments to reflect fair value estimates [increase,(decrease)]


Inventories.................................................  $  30
Investments and long-term receivables.......................  $ (16)
Long-term debt..............................................  $ (15)
Other liabilities and deferred credits......................  $ 119
Net property, plant and equipment (derived).................  $ 391

          (E) The pro forma adjustment reflects the redemption or conversion of all 4,664,302 outstanding shares of Cyprus Amax's Series A Preferred Stock. Cyprus Amax issued notice of redemption effective November 19, 1999 at $52.4778 per preferred share, including $0.8778 per preferred share in accrued and unpaid dividends. For pro forma presentation purposes only the redemption is shown as being financed by short term borrowings which were repaid from the proceeds of $233 million from the Kinross sale. Redemption of the preferred shares was funded November 19, 1999, through available cash and the proceeds from the Kinross sale.

          (F) The pro forma adjustment includes the estimated liabilities relating to costs arising from the merger of Cyprus Amax and Phelps Dodge, employee separations including certain change of control obligations, exiting of certain acquired activities and other restructuring actions taken or planned.

          (G) This pro forma adjustment reflects the issuance of 20,018,000 shares of Phelps Dodge common stock in connection with the exchange offer for common shares of Cyprus Amax and the merger of Cyprus Amax with and into CAV Corporation. The common stock of Phelps Dodge represents common shares of $125 million at $6.25 per share par value and capital in excess of par of $971 million.

          (H) These pro forma adjustments eliminate the historical shareholders' equity accounts of Cyprus Amax.

                  COMBINATION OF PHELPS DODGE AND CYPRUS AMAX

                        NOTES TO THE UNAUDITED PRO FORMA
                 COMBINED FINANCIAL INFORMATION -- (CONTINUED)

          (I) This pro forma adjustment records the estimated increase in depreciation, depletion and amortization expense related to the pro forma increase in property, plant and equipment recorded in connection with the business combination purchase price allocation. Because fair value information regarding the composition of Cyprus Amax's property, plant and equipment is not yet complete, actual adjustments to depreciation, depletion and amortization expense could differ substantially from these estimates.

          (J) The estimated income tax effect of the pro forma adjustments has been recorded based upon the estimated statutory tax rates ranging from 15%-35% for Cyprus Amax and foreign operations. The business combination is expected to be a tax-free transaction with Cyprus Amax's historical tax bases surviving for income tax reporting purposes.

          A provision for pro forma income tax expense has been recorded for pro forma adjustments to the Pro Forma Combined Statements of Operations resulting from pro forma purchase price allocation adjustments and other items.

          Cyprus Amax has Separate Return Limitation Year net operating loss carryforwards through 1998, expiring from 1999 to 2012, which along with other deferred tax assets are subject to an existing valuation allowance. The net operating loss carryforwards will be subject to annual limitations after the acquisition because of the change in ownership rules. The annual limit is calculated as the long-term tax exempt rate times the fair market value of Cyprus Amax. The annual limit is currently estimated to be $98 million. Other tax rules may further limit the use of net operating loss carryforwards. Once all facts are known, the annual limit and other rules may necessitate an increase in the consolidated valuation allowance for deferred tax assets.

          Deferred tax allocations finally recorded for the business combination could vary significantly from the pro forma estimates because information regarding Cyprus Amax's income tax reporting has not yet been fully evaluated.

          (K) Pro forma weighted average common stock and common stock equivalents outstanding are estimated as follows (in millions):

                                        NINE MONTHS
                                           ENDED             YEAR ENDED
                                       SEPTEMBER 30,        DECEMBER 31,
                                            1999                1998
                                      ----------------    ----------------
                                      BASIC    DILUTED    BASIC    DILUTED
                                      -----    -------    -----    -------
Average number of Phelps Dodge
  common shares outstanding.........  57.8      57.8      58.2      58.5
Phelps Dodge common shares to be
issued in connection with the
business combination (Note 2).......  20.5      20.5      20.5      20.6
                                      ----      ----      ----      ----
                                      78.3      78.3      78.7      79.1
                                      ====      ====      ====      ====

                                    SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PHELPS DODGE CORPORATION
                                         (Registrant)


                                         By: /s/ Stanton K. Rideout
                                             --------------------------------
                                         Name: Stanton K. Rideout
                                         Title: Vice President and Controller


Date:  December 30, 1999